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                                                                   Exhibit 24.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated September 15, 1995, accompanying the consolidated financial statements included in the Annual Report of Structural Instrumentation, Inc. on Form 10-KSB for the year ended July 31, 1995. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Structural Instrumentation, Inc. on Form S-8 (File No. 2-92865, effective August 6, 1984).


GRANT THORNTON LLP

Seattle, Washington
October 26, 1995